UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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CONSTELLATION ENERGY GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Constellation Energy Group, Inc. (“Constellation”) has issued the press release set forth below announcing the receipt of an unsolicited proposal from Électricité de France.

News Release
Media Line: 410 470-7433
www.constellation.com

Constellation Energy Nuclear Group	Constellation NewEnergy
Constellation Energy Commodities Group	Baltimore Gas and Electric Company
Constellation Energy Control & Dispatch Group	BGE HOME
Constellation Energy Projects & Services Group

Media Contacts:

Robert L. Gould/Debra Larsson

410-470-7433

Investor Contacts :

Kevin Hadlock/Janet Mosher

410-470-3647

Constellation Energy Receives Unsolicited Proposal From Électricité de France

BALTIMORE – Dec. 3, 2008 – Constellation Energy (NYSE: CEG) today confirmed that it has received an unsolicited proposal from Électricité de France (EDF).  The main components of EDF’s proposal are:

•                  EDF would purchase a 50% ownership interest in the nuclear generation and operation business of Constellation Energy (excluding Constellation Energy’s existing interest in the UniStar joint venture) for $4.5 billion, subject to certain adjustments;

•                  EDF would make an immediate $1 billion cash investment in Constellation Energy in the form of  nonconvertible cumulative preferred stock, which subsequently would be credited against the $4.5 billion purchase price (with EDF surrendering the preferred stock to Constellation Energy as partial payment); and

•                  EDF would provide Constellation Energy with additional liquidity by entering into an asset put option pursuant to which Constellation Energy could, at its option, prior to EDF’s acquisition of the 50% interest in Constellation Energy’s nuclear generation and operation business, sell to EDF non-nuclear generation assets having an aggregate value of up to $2 billion.

Constellation Energy said its Board of Directors will review the multi-faceted proposal, which includes proposed transaction documents and additional materials addressing regulatory and governance issues, as soon as practicable in a manner consistent with its fiduciary responsibilities to shareholders, as well as its responsibilities under its definitive merger agreement with MidAmerican Energy Holdings Company.

Constellation Energy’s Board of Directors has not withdrawn, modified or qualified its recommendation that shareholders of Constellation Energy vote in favor of the merger with MidAmerican.  The special meeting of shareholders to vote on the merger with MidAmerican remains scheduled for 8:00 a.m. on December 23, 2008.

About Constellation Energy

Constellation Energy (http://www.constellation.com), a FORTUNE 125 company with 2007 revenues of $21 billion, is the nation’s largest competitive supplier of electricity to large commercial and industrial customers and the nation’s largest wholesale power seller. Constellation Energy also manages fuels and energy services on behalf of energy intensive industries and utilities. It owns a diversified fleet of 83 generating units located throughout the United States, totalling approximately 9,000 megawatts of generating capacity. The company delivers electricity and natural gas through the Baltimore Gas and Electric Company (BGE), its regulated utility in Central Maryland.

Forward-Looking Statements and Additional Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the proposed transaction between Constellation Energy and MidAmerican and the expected timing and completion of the transaction.  Words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions are intended to identify forward looking statements.  Such statements are based upon the current beliefs and expectations of our management and involve a number of significant risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Constellation Energy and MidAmerican.  Actual results may differ materially from the results anticipated in these forward-looking statements.  There can be no assurance as to the timing of the closing of the transaction, or whether the transaction will close at all.  The following factors, among others, could cause or contribute to such material differences: the ability to obtain the approval of the transaction by Constellation Energy’s shareholders; the ability to obtain governmental approvals of the transaction or to satisfy other conditions to the transaction on the terms and expected timeframe or at all; transaction costs; economic conditions; a material adverse change in the business, assets, financial condition or results of operations of Constellation Energy; a material deterioration in Constellation Energy’s retail and/or wholesale businesses and assets; and the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, other business partners or government entities.  Additional factors that could cause Constellation Energy’s results to differ materially from those described in the forward-looking statements can be found in the periodic reports filed with the Securities and Exchange Commission and in the proxy statement Constellation has filed with the Securities and Exchange Commission and mailed to its shareholders with respect to the proposed transaction, which are or will be available at the Securities and Exchange Commission’s Web site (http://www.sec.gov) at no charge.  Constellation Energy assumes no responsibility to update any forward-looking statements as a result of new information or future developments except as expressly required by law.

This press release is being made in respect of the proposed merger transaction involving Constellation Energy and MidAmerican.  In connection with the proposed transaction, Constellation Energy has filed with the Securities and Exchange Commission a proxy statement and has mailed the proxy statement to its shareholders.  Shareholders are encouraged to read the proxy statement regarding the proposed transaction in its entirety because it contains important information about the transaction.  Shareholders can obtain a free copy of the proxy statement, as well as other filings made by Constellation Energy regarding Constellation Energy, MidAmerican and the proposed transaction, without charge, at the Securities and Exchange Commission’s Web site (http://www.sec.gov).  These materials can also be obtained, when available, without charge, by directing a request to Innisfree M&A, Inc. at (877) 717-3923.

Constellation Energy, MidAmerican and their respective executive officers, directors and other persons may be deemed to be participants in the solicitation of proxies from Constellation Energy’s shareholders with respect to the proposed transaction.  Information regarding the officers and directors of Constellation Energy is included in its Annual Report on Form 10-K for the year ended December 31, 2007, notice of annual meeting and proxy statement for its most recent annual meeting, Current Reports on Form 8-K and the definitive proxy statement related to the proposed transaction, previously filed with the Securities and Exchange Commission.

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